                         FEDERAL REALTY INVESTMENT TRUST


                            Supplemental Information
                               September 30, 2002


                                TABLE OF CONTENTS

1.   Third Quarter Earnings Press Release, October 30, 2002 .........       E-2

2.   Financial Highlights
          Summarized Operating Results ..............................       E-6
          Summarized Balance Sheet ..................................       E-7
          Funds From Operations / Funds Available for
          Distribution / Summary of Capital Expenditures ............       E-8
          Selected Financial Data ...................................       E-9

3.   Summary of Debt
          Summary of Outstanding Debt ...............................      E-10
          Summary of Debt Maturities ................................      E-11

4.   Santana Row Development Summary ................................      E-12

5.   Acquisitions and Dispositions - Year to Date ...................      E-13

6.   Real Estate Status Report ......................................      E-14

7.   Shopping Center / Street Retail Summary ........................      E-16

8.   Leasing Summary
          Retail Leasing Summary - Comparable .......................      E-17
          Retail Leasing Summary - Non-comparable ...................      E-18

9.   Occupancy Summary
          Occupancy Summary - Overall ...............................      E-19
          Occupancy Summary - Same Center ...........................      E-20

10.  Summary of Top Twenty-five Tenants - Prospective ...............      E-21

11.  Glossary of Terms ..............................................      E-22

                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

FOR IMMEDIATE RELEASE

Investor Inquiries                                      Media Inquiries
------------------                                      ---------------
Andrew Blocher                                          Kristine Warner
Vice President, Investor Relations & Capital Markets    Director, Corporate Communications
301/998-8166                                            301/998-8212
ablocher@federalrealty.com                              kwarner@federalrealty.com
--------------------------                              -------------------------


                    FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                      THIRD QUARTER 2002 OPERATING RESULTS

               -Core Portfolio Continues to Drive Strong Results-


ROCKVILLE, MD (October 30, 2002) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2002.

..  Funds from operations (FFO) of $0.67 per diluted share beat consensus estimates of $0.64 per diluted share
..  Net operating income increased 4.0% on a same-center basis
..  20% average increase, on a cash basis, on lease rollovers
..  Occupancy remained strong at 95.5%
..  Santana Row grand opening on November 7


Financial Results
-----------------

The Trust reported FFO of $29.7 million for the third quarter, or $0.67 per diluted share, beating First Call consensus estimates by $0.03 per share. This compares to third quarter 2001 FFO of $28.3 million, or $0.70 per diluted share. Rental income increased 6.0% from $68.2 million in the third quarter of 2001 to $72.3 million in the third quarter of 2002. On a same-center basis, which excludes the impact of properties acquired, developed or sold during the analyzed periods, rental income increased 3.1% from $67.1 million in the third quarter of 2001 to $69.2 million in the third quarter of 2002.

On a same-center basis, net operating income increased 4.0% versus third quarter 2001.



                                     -MORE-

























FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2002 OPERATING RESULTS
Page 2


While same-center net operating income increased, pre-opening expenses at Santana Row, increased preferred dividends, and short-term dilution resulting from recent property disposition and equity proceeds being utilized to pay down balances on the Trust's line of credit offset these increases, resulting in a year-over-year decline in FFO per diluted share.

FRT vs. REIT Industry Same Center NOI Growth Over Last 6 Quarters

                                              2Q01        3Q01       4Q01       1Q02       2Q02       3Q02
FRT (1)                                       5.2%        6.5%       6.3%       6.2%       4.7%          4%
Peer Group Average (2)                        3.7%        2.4%       1.5%       0.3%      -0.3%         n/a

(1) FRT same-center NOI growth excludes redevelopment capital. If redevelopment capital was included, same-center NOI growth would have exceeded or equaled growth shown in all periods.
(2) Peer group includes KIM, REG, NXL, WRI and PNP. Complete 3Q02 data not yet available.

Source: Morgan Stanley Research


Portfolio Results
-----------------

At September 30, 2002, overall occupancy remained strong at 95.5%, compared to 95.8% on September 30, 2001. During the third quarter, the Trust signed leases for more than 480,000 square feet of retail space. On a comparable retail space basis, the Trust leased over 375,000 square feet, at an average cash increase in rent per square foot of 20%. The weighted-average new rent on this space was $19.05 per square foot compared to the previous weighted-average rent of $15.93 per square foot. Rent increases on the over 1 million square feet of comparable space leased year-to-date have averaged 13% on a cash basis.


                                     -MORE-





































FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2002 OPERATING RESULTS
Page 3


"The strong leasing production that our team has achieved this quarter, and in fact all year, has been very encouraging," stated Donald C. Wood, Federal Realty's president and chief operating officer. "Given the strength of our properties and our leasing team, we would expect to continue to produce sector-leading property operating income growth for the balance of 2002."


Santana Row
-----------

At Santana Row, Federal Realty's mixed-use development in San Jose, California, construction continues in advance of the November 7, 2002 grand opening. Phase I of Santana Row will include 445,000 square feet of retail space, 255 residential units and a 214-room boutique hotel.


Summary of Other Quarterly Activities and Recent Developments
-------------------------------------------------------------

.. On October 9, Standard & Poor's reaffirmed the Trust's BBB corporate credit rating and removed the Trust from credit watch.

.. On October 7, Federal Realty reaffirmed its 2002 FFO guidance of $2.62 per diluted share, and provided 2003 FFO guidance of $2.60 per diluted share, before taking into account any one-time charges related to the previously announced retirement of Steven Guttman, the Trust's chief executive officer, in March 2003. The Trust remains comfortable with both 2002 and 2003 FFO guidance.

.. On October 3, Moody's Investor Service reaffirmed its Baa2 senior unsecured debt ratings for the Trust and changed its rating outlook to negative, from stable, as a result of the impact of property loss and cash flow disruption caused by the August 19 fire at Santana Row.

.. On September 13, the Trust increased its common dividend to $0.485 per share, marking the 35th consecutive year that Federal Realty has increased its common dividend.

.. On August 19, a fire broke out in Building 7 at Santana Row, destroying the vast majority of the residential component and causing smoke and water damage to the retail component of that building. As


                                     -MORE-





























FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2002 OPERATING RESULTS
Page 4


   a result of the fire, the opening of Santana Row was delayed from September 19 to November 7.

.. On July 25, the Trust appointed two new members to serve on the Board of Trustees, Amy Lane, former retail investment banking chief at Merrill Lynch and Joseph Vassalluzzo, current vice chairman of Staples, Inc.


Conference Call Information
---------------------------

Federal Realty's management team will present a more in depth discussion of the Trust's operating performance on its third quarter earnings conference call, which is scheduled for Thursday, October 31, 2002 at 1:00 P.M. Eastern Time. To participate, please call (877) 352-5209 five to ten minutes prior to the start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com, available for 14 days following the
                    ---------------------
conference call. A telephone recording of the call will be available for 14 days by dialing (888) 445-8675.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains 15 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently approximately 96% occupied by over 2,100 national, regional and local retailers with no single tenant accounting for more than 3% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 35 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.
                                ---------------------

Safe Harbor Language
--------------------

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.



                                       ###

Federal Realty Investment Trust
Income Statement
September 30, 2002
--------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                    Three Months Ended          Nine Months Ended
                                                                                       September 30,              September 30,
OPERATING RESULTS                                                                     2002         2001         2002         2001
-----------------                                                                     ----         ----         ----         ----
Revenues
 Rental income                                                                     $  72,277    $  68,179    $ 214,242    $ 201,177
 Other property income                                                                 4,412        4,292       11,393       10,189
 Interest and other income                                                             1,644        1,678        3,762        5,275
                                                                                   ---------    ---------    ---------    ---------
                                                                                      78,333       74,149      229,397      216,641
Expenses
 Rental                                                                               17,471       15,254       49,288       45,114
 Real estate taxes                                                                     7,891        7,284       23,078       20,541
 Interest                                                                             13,540       17,680       45,313       52,360
 Administrative                                                                        3,713        3,516       10,209        9,971
 Restructuring expenses                                                                    -            -        8,489            -
 Depreciation and amortization                                                        16,074       14,966       47,826       43,561
                                                                                   ---------    ---------    ---------    ---------
                                                                                      58,689       58,700      184,203      171,547
                                                                                   ---------    ---------    ---------    ---------
 Operating income before investors' share of operations and discontinued
  operations                                                                          19,644       15,449       45,194       45,094
 Investors' share of operations                                                       (1,081)      (1,185)      (3,357)      (3,991)
                                                                                   ---------    ---------    ---------    ---------
 Income before gain on sale of real estate net of loss on abandoned
  developments held for sale and discontinued operations                              18,563       14,264       41,837       41,103
 Income (loss) from operations of discontinued assets                                    (59)         918        1,217        2,581
                                                                                   ---------    ---------    ---------    ---------
 Income before gain on sale of real estate net of loss on abandoned
   developments held for sale                                                         18,504       15,182       43,054       43,684
 Gain on sale of real estate net of loss on abandoned developments held
   for sale                                                                                -            -        9,454        7,898
                                                                                   ---------    ---------    ---------    ---------

               Net income                                                             18,504       15,182       52,508       51,582
   Dividends on preferred stock                                                       (4,856)      (1,988)     (14,568)      (5,963)
                                                                                   ---------    ---------    ---------    ---------

               Net income available for common shareholders                        $  13,648    $  13,194    $  37,940    $  45,619
                                                                                   =========    =========    =========    =========

Earnings per common share, basic
 Income before gain on sale of real estate net of loss on abandoned
     developments held for sale and discontinued operations                        $    0.32    $    0.31    $    0.66    $    0.90
 Discontinued operations                                                                   -         0.03         0.03         0.07
 Gain on sale of real estate net of loss on abandoned developments held
   for sale                                                                                -            -         0.23         0.20
                                                                                   ---------    ---------    ---------    ---------
                                                                                   $    0.32    $    0.34    $    0.92    $    1.17
                                                                                   =========    =========    =========    =========

     Weighted average number of common shares, basic                                  42,802       39,347       41,155       39,061
                                                                                   =========    =========    =========    =========

Earnings per common share, diluted
  Income before gain on sale of real estate net of loss on abandoned
     developments held for sale and discontinued operations                        $    0.31    $    0.31    $    0.66    $    0.90
  Discontinued operations                                                                  -         0.02         0.03         0.06
  Gain on sale of real estate net of loss on abandoned developments held
   for sale                                                                                -            -         0.22         0.20
                                                                                   ---------    ---------    ---------    ---------
                                                                                   $    0.31    $    0.33    $    0.91    $    1.16
                                                                                   =========    =========    =========    =========

          Weighted average number of common shares, diluted                           44,036       40,492       42,421       40,136
                                                                                   =========    =========    =========    =========

Federal Realty Investment Trust
Balance Sheet
September 30, 2002

--------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)


BALANCE SHEET DATA                                                                     September 30,      December 31,
------------------                                                                              2002              2001
                                                                                                ----              ----
Assets                                                                                    (unaudited)
Real estate, at cost
   Operating                                                                            $  1,850,345      $  1,741,385
   Development                                                                               404,195           321,986
   Discontinued operations                                                                         -            40,933
                                                                                        ------------      ------------
                                                                                           2,254,540         2,104,304
   Less accumulated depreciation and amortization                                           (435,922)         (395,767)
                                                                                        ------------      ------------
                                                                                           1,818,618         1,708,537
Other Assets
   Mortgage notes receivable                                                                  35,570            35,607
   Cash and investments                                                                       24,652            17,563
   Receivables                                                                                10,874            15,483
   Tax deferred exchange escrows                                                              55,204             6,006
   Other assets                                                                               58,616            51,685
                                                                                        ------------      ------------
Total Assets                                                                            $  2,003,534      $  1,834,881
                                                                                        ============      ============

Liabilities and Shareholders' Equity

   Obligations under capital leases, mortgages and construction loans                   $    544,721      $    450,336
   Notes payable                                                                             192,343           174,843
   Senior notes                                                                              385,000           410,000
   5 1/4% Convertible subordinated debentures                                                 75,000            75,289
   Other liabilities                                                                         160,081           135,122

Shareholders' Equity                                                                         646,389           589,291
                                                                                        ------------      ------------
Total Liabilities and Shareholders' Equity                                              $  2,003,534      $  1,834,881
                                                                                        ============      ============

Federal Realty Investment Trust
Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures
September 30, 2002
--------------------------------------------------------------------------------

                                                                                                 Three months ended
                                                                                 September 30, 2002            September 30, 2001
                                                                                 ------------------            ------------------
Funds From Operations (FFO)                                                          (in thousands, except per share data)
--------------------------
Net income available for common shareholders                                       $     13,648                  $     13,194
              Depreciation and amortization of real estate assets                        14,614                        13,764
              Amortization of initial direct costs of leases                              1,175                         1,039
              Income attributable to operating partnership units                            263                           289
                                                                                   ------------                  ------------

Funds From Operations (FFO)                                                        $     29,700                  $     28,286
                                                                                   ============                  ============

              Weighted average shares outstanding                                        44,036                        40,492

FFO per share                                                                      $       0.67                  $       0.70
                                                                                   ============                  ============
Funds Available for Distribution (FAD)
--------------------------------------

Funds from operations                                                              $     29,700                  $     28,286
              Recurring capital expenditures                                             (1,648)                       (2,192)
                                                                                   ------------                  ------------

Funds available for distribution (FAD)                                             $     28,052                  $     26,094
                                                                                   ============                  ============

              Weighted average shares outstanding                                        44,036                        40,492

FAD per share                                                                      $       0.64                  $       0.64
                                                                                   ============                  ============

Dividends per share                                                                $      0.485                  $       0.48

Dividend payout ratio % - FFO                                                                72%                           69%

Dividend payout ratio % - FAD                                                                76%                           75%

Summary of Capital Expenditures
-------------------------------

Accretive Capital Expenditures
              Development                                                          $     69,700                  $     42,389
              Acquisition Related (1)                                                        10                           213
              Redevelopments and Expansions                                               1,100                         4,221
              Tenant Improvements                                                         1,430                         1,874
                                                                                   ------------                  ------------

Total Accretive Capital Expenditures                                                     72,240                        48,697

              Recurring Capital Expenditures                                              1,648                         2,192
                                                                                   ------------                  ------------

Total Capital Expenditures                                                         $     73,888                  $     50,889
                                                                                   ============                  ============

Note:
(1) Capital expenditures related to acquisitions in the last two years which were projected in the acquisition underwriting.

Federal Realty Investment Trust
Selected Financial Data
September 30, 2002

--------------------------------------------------------------------------------

                                                                   September 30, 2002           December 31, 2001
                                                                   ------------------           -----------------
                                                                      (in thousands, except per share data)
Market data
     Shares outstanding                                                       43,300                      40,071

     Market price per share (end of period)                              $     27.00                 $     23.00

     Equity market capitalization (end of period)                        $ 1,404,100 (1)             $ 1,156,633 (1)

     Total debt                                                            1,092,610                   1,010,175
                                                                         -----------                 -----------

     Total market capitalization                                         $ 2,496,710                 $ 2,166,808
                                                                         ===========                 ===========

     Total debt to market capitalization                                       .44:1                       .47:1
                                                                         ===========                 ===========

Capital availability:
     Cash on hand                                                        $    24,652                 $    17,563
     Tax deferred exchange escrows                                            55,204                       6,006
     Available under line of credit                                          235,000                     256,000
     Available under Santana Row construction loan                           143,675                     233,000
     Shelf registration                                                      130,240 (2)                 190,000
                                                                         -----------                 -----------

                                                                         $   588,771                 $   702,569
                                                                         ===========                 ===========

(1)  Includes $235 million of preferred stock issued and outstanding.
(2) Pursuant to rule 462(b) availability can be increased to $156.3 million.

                                                                   Nine months ended       Nine months ended
                                                                  September 30, 2002 (3)  September 30, 2001
                                                                  ------------------      ------------------
Operational statistics
     Ratio of earnings to combined fixed charges
       and preferred dividends                                                1.22x                  1.35x

     Ratio of earnings to fixed charges                                       1.49x                  1.47x

     Ratio of EBITDA to combined fixed charges
       and preferred dividends                                                1.80x                  1.93x

     Administrative expense/total revenues                                    4.45%                  4.60%

(3) Excludes one-time restructuring charge of $8.5 million incurred in the first quarter of 2002.

Federal Realty Investment Trust
Summary of Outstanding Debt
September 30, 2002

--------------------------------------------------------------------------------

                                                                  Maturity               Rate               Balance
                                                                  --------               ----               -------
Mortgages and Construction Loans                                                                      (in thousands)
--------------------------------
          Construction loan on Woodmont East
              (may be extended to 8/29/04)                        08/29/03      libor + 1.20%          $   24,449
          Friendship Center                                       09/22/03      libor + 1.35%              17,000
          Construction loan on Santana Row
              (may be extended to 4/16/06)                        04/16/04     libor + 2.125%             151,325
          Leesburg Plaza                                          10/01/08             6.510%               9,900
          164 E Houston Street                                    10/06/08             7.500%                 278
          Federal Plaza                                           06/01/11             6.750%              36,025
          Barracks Road                                           11/01/15             7.950%              44,300
          Hauppauge                                               11/01/15             7.950%              16,700
          Lawrence Park                                           11/01/15             7.950%              31,400
          Wildwood                                                11/01/15             7.950%              27,600
          Wynnewood                                               11/01/15             7.950%              32,000
          Brick Plaza                                             11/01/15             7.415%              33,000
          Tysons Station                                          09/01/11             7.400%               6,890
          Escondido (Municipal bonds)                             10/01/16              3.14% (a)           9,400
                                                                                                       ----------
                                                                                                       $  440,267
                                                                                                       ==========
Notes payable
-------------
          Revolving credit facilities                             12/19/03       libor + .80%          $   65,000
          Term note with banks                                    12/19/03              6.22% (b)         125,000
          Note issued in connection with
             renovation of Perring Plaza                          01/31/13             10.00%               2,298
          Other                                                    various            various                  45
                                                                                                       ----------
                                                                                                       $  192,343
                                                                                                       ==========
Unsecured Public Debt
---------------------
          5 1/4% Convertible subordinated debentures              10/28/03             5.250%          $   75,000
                                                                                                       ==========
          6.74% Medium Term Notes      (c)                        03/10/04             6.370%              39,500
          6.625% Notes (fixed)                                    12/01/05             6.625%              40,000
          6.99% Medium Term Notes      (c)                        03/10/06             6.894%              40,500
          8.75% Notes                                             12/01/09             8.750%             175,000
          7.48% Debentures                                        08/15/26             7.480%              50,000
          6.82% Medium Term Notes                                 08/01/27             6.820%              40,000
                                                                                                       ----------
                                                                                                       $  385,000
                                                                                                       ==========

                                                                 Total fixed rate debt                 $  825,436            75.55%
                                                                 Total variable rate debt                 267,174            24.45%
                                                                                                       ----------         --------
                                                                 Total debt                            $1,092,610           100.00%
                                                                                                       ==========         ========

                                                                 Weighted average interest rate:
                                                                   Fixed rate debt                           7.25%
                                                                   Variable on revolving credit
                                                                     facilities                              2.65% (d)

Capital lease obligations
-------------------------
                                                                          Various through 2077 (e)     $  104,454
                                                                                                       ----------
                                                      Total debt and capital lease obligations         $1,197,064
                                                                                                       ==========

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount.
The weighted average interest rate for the nine months ended
September 30, 2002, was 3.14%.
(b) LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate of 5.27%.
(c) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(d) Weighted average interest rate on revolving credit facilities for nine months ended September 30, 2002.
(e) Weighted average interest rate on capital lease obligations is 9.77% on a stated basis and 13.96% including performance based participation interest paid by the Trust.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2002

--------------------------------------------------------------------------------

DEBT MATURITIES
(Assumes the option to extend the Woodmont East construction loan is exercised)

      (in thousands)

                                                                                                      Cumulative
                            Scheduled                                         Percent of              Percent of
               Year       Amortization        Maturities         Total       Debt Expiring           Debt Expiring
------------------------------------------------------------------------------------------          ---------------
               2002    $           148       $         -     $       148              0.0%                    0.0%
 (1)           2003                846           282,000         282,846             25.9%                   25.9%
               2004              2,810           215,274         218,084             20.0%                   45.9%
               2005              3,063            40,000          43,063              3.9%                   49.8%
               2006              3,412            40,500          43,912              4.0%                   53.8%
               2007              3,686                 -           3,686              0.4%                   54.2%
               2008              3,918             9,541          13,459              1.2%                   55.4%
               2009              4,095           175,045         179,140             16.4%                   71.8%
               2010              4,427                 -           4,427              0.4%                   72.2%
               2011              4,287            37,235          41,522              3.8%                   76.0%
         Thereafter             17,116           245,207         262,323             24.0%                  100.0%
                       -------------------------------------------------------------------

              Total    $        47,808       $ 1,044,802     $ 1,092,610           100.00%
                       ===================================================================

Note:
(1) Includes $65 million balance on revolving credit facility and $125 million balance on term loan.

Federal Realty Investment Trust
Santana Row Development Summary
September 30, 2002


-----------------------------------------------------------------------------------------------------------------------------------


Development Description:                    A multi-phased, mixed-use development built on 42 acres in San Jose, California, in
-----------------------                     the heart of the Silicon Valley.  Phase I of the development will consist of a 1,500 foot long "main street" and eight buildings comprising approximately 445,000 square feet of retail, 255 residential units, and a 214-room boutique hotel.


Phase I Retail Description                        Building     Square Feet    Notes:
--------------------------                        --------     -----------    -----
                                                         1          40,000    Crate & Barrel (sole tenant) opened June 27, 2002
                                                         3          40,872    Primarily luxury tenants including Gucci, Bottega
                                                                              Veneta, Burberry, a French Bakery and a Singaporean
                                                                              restaurant
                                                         4          33,609    Primarily luxury tenants including St John Knit,
                                                                              Tods, Escada and Anne Fontaine
                                                         5          56,931    Lifestyle tenants including Tommy Bahama, Mullholland
                                                                              Brothers, New Balance Shoes and Blowfish Sushi
                                                         6          49,415    Lifestyle tenants including Anthropologie, Borders,
                                                                              Oilily and Lather
                                                         7          87,494    Lifestyle tenants including Ann Taylor Loft, Cole
                                                                              Haan, Theory and five restaurants (opening delayed
                                                                              by August 19 fire)
                                                         8          39,974    Lifestyle tenants including Diesel, Sur La Table,
                                                                              Z-Gallerie and three restaurants
                                                        13          95,897    Located on Olin Avenue, primarily home furnishing
                                                                              tenants and restaurants including Maggiano's and
                                                                              Starbucks
                                           Kiosk and Carts           1,086
                                                              ------------
                                      Total Phase I Retail         445,278
                                                              ============



Phase I Residential Description                   Building           Units    Notes:
-------------------------------                   --------           -----    -----
                                                         3              98    One-, two- and three-bedroom loft units.  Deliveries
                                                                              beginning in November 2002.
                                                         4             100    One-, two- and three-bedroom loft units.  Deliveries
                                                                              beginning in November 2002.
                                                         6              21    Luxury three- and four-bedroom townhouses and villas.
                                                                              Deliveries beginning in January 2003.
                                                         8              36    Two- and three-bedroom townhouses.  Deliveries
                                                              ------------    beginning in December 2002.
                                  Total Phase I Residential            255
                                                              ============


Phase I Hotel Description                         Building           Rooms    Notes:
-------------------------                         --------           -----    -----
                                                         5             214    Hotel Valencia Santana Row, a boutique hotel
                                                                              scheduled to open in first quarter 2003.


Financial Summary:
-----------------
Total Projected Cost (1)                                      $445 million
Cost to Date (2)                                              $396 million
Anticipated Cost to Complete (3)                               $49 million
Remaining Construction Loan Capacity                          $144 million
Anticipated Stabilized Yield - 2004                                     5%







                                   Executed           LOI        Executed Leases and    Projected Open         Projected Open
Retail Leasing Summary:          (square feet)   (square feet)   LOIs as a % of Total   Nov. 7 (square feet)   Dec. 1 (square feet)
-----------------------          -------------   -------------   --------------------   --------------------   --------------------
First-floor Facing Santana Row         190,029           4,475                    94%                119,742            136,922
Total Santana Row Phase I              299,916          77,697                    85%                163,623            181,889



                                                        Average Rent per
Residential Leasing Summary:   Number of Deposits  Square Foot per Month
---------------------------    ------------------  ---------------------
Deposits (4)                                   32                  $2.03



Notes:
-----
(1) Includes the cost of land and infrastructure for future phases, net of anticipated insurance proceeds.
(2) Includes costs associated with the Building 7 fire and clean-up before any insurance reimbursements.
(3) Net of anticipated insurance proceeds.
(4) Deposits as of October 28, 2002. Average rents are based on units for which rents have been set and specific units have been assigned. Excludes one luxury unit in Building 6 leased at approximately $3.10 per square foot per month.


Federal Realty Investment Trust
Acquisitions and Dispositions - Year to Date
September 30, 2002

--------------------------------------------------------------------------------

Acquisitions

None

Dispositions

Date              Property                   City / State       GLA     Sale proceeds  Cap rate (1)  Anchor tenant
------------------------------------------------------------------------------------------------------------------------------------
                                                                 (in thousands)
April 11, 2002    252 - 264 Greenwich Ave    Greenwich, CT     24,000        $ 16,100       7.30%    Banana Republic, Gap Kids

April 30, 2002    138 Central Ave            Westfield, NJ     11,000           4,100       8.10%    Legg Mason, Toys R Us

April 30, 2002    Ships Building             Westport, CT      16,000           7,300       7.60%    Eddie Bauer

April 30, 2002    27 Main Street             Westport, CT      10,000           7,300       7.30%    Pottery Barn

June 6, 2002      Uptown Shopping Center     Portland, OR     100,000          20,400       8.40%    Zupan's Market, Elephant's Deli

June 18, 2002     6410 Hollywood Blvd        Hollywood, CA     12,000           2,100       4.30%    Hollywood Suit Outlet
                                                             --------        --------

                  Total dispositions                          173,000        $ 57,300
                                                             ========        ========

Note:
(1) Cap rate based on twelve month forward net operating income (NOI). Blended cap rate for properties sold is 7.64%.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2002

--------------------------------------------------------------------------------

                                                                                               Year              Total    Ownership
Property Name                           MSA Description                                    Acquired         Investment   Percentage
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        (in thousands)
 Washington Metropolitan Area
-----------------------------
Bethesda Row                       SR   Washington, DC-MD-VA-WV                             1993-98           $ 77,414           (3)
Congressional Plaza                SC   Washington, DC-MD-VA-WV                                1965             55,202        55.8%
Courthouse Center                  SC   Washington, DC-MD-VA-WV                                1997              4,189           (5)
Falls Plaza                        SC   Washington, DC-MD-VA-WV                                1967              8,155       100.0%
Falls Plaza-East                   SC   Washington, DC-MD-VA-WV                                1972              3,351       100.0%
Federal Plaza                      SC   Washington, DC-MD-VA-WV                                1989             61,719       100.0%
Friendship Center                  SR   Washington, DC-MD-VA-WV                                2001             33,552       100.0%
Gaithersburg Square                SC   Washington, DC-MD-VA-WV                                1993             23,524       100.0%
Idylwood Plaza                     SC   Washington, DC-MD-VA-WV                                1994             14,808       100.0%
Laurel                             SC   Washington, DC-MD-VA-WV                                1986             45,459        99.9%
Leesburg Plaza                     SC   Washington, DC-MD-VA-WV                                1998             20,339           (5)
Loehmann's Plaza                   SC   Washington, DC-MD-VA-WV                                1983             25,112           (5)
Magruder's Center                  SC   Washington, DC-MD-VA-WV                                1997             10,252           (5)
Mid-Pike Plaza                     SC   Washington, DC-MD-VA-WV                                1982             16,846           (6)
Old Keene Mill                     SC   Washington, DC-MD-VA-WV                                1976              5,043       100.0%
Pan Am                             SC   Washington, DC-MD-VA-WV                                1993             24,804       100.0%
Pentagon Row                       SR   Washington, DC-MD-VA-WV                                1999             83,619       100.0%
Pike 7                             SC   Washington, DC-MD-VA-WV                                1997             33,370       100.0%
Quince Orchard                     SC   Washington, DC-MD-VA-WV                                1993             19,109       100.0%
Rollingwood Apartments             SR   Washington, DC-MD-VA-WV                                1971              6,683       100.0%
Sam's Park & Shop                  SR   Washington, DC-MD-VA-WV                                1995             11,736       100.0%
Tower                              SC   Washington, DC-MD-VA-WV                                1998             18,036       100.0%
Tyson's Station                    SC   Washington, DC-MD-VA-WV                                1978              3,314       100.0%
Village of Shirlington             SR   Washington, DC-MD-VA-WV                                1995             31,849       100.0%
Wildwood                           SC   Washington, DC-MD-VA-WV                                1969             15,830       100.0%

 Philadelphia Metropolitan Area
-------------------------------
Andorra                            SC   Philadelphia, PA-NJ                                    1988             18,619        99.9%
Bala Cynwyd                        SC   Philadelphia, PA-NJ                                    1993             23,869       100.0%
Ellisburg Circle                   SC   Philadelphia, PA-NJ                                    1992             26,006       100.0%
Feasterville                       SC   Philadelphia, PA-NJ                                    1980             11,560       100.0%
Flourtown                          SC   Philadelphia, PA-NJ                                    1980              8,642       100.0%
Langhorne Square                   SC   Philadelphia, PA-NJ                                    1985             17,512       100.0%
Lawrence Park                      SC   Philadelphia, PA-NJ                                    1980             23,546       100.0%
Northeast                          SC   Philadelphia, PA-NJ                                    1983             21,413       100.0%
Willow Grove                       SC   Philadelphia, PA-NJ                                    1984             25,817       100.0%
Wynnewood                          SC   Philadelphia, PA-NJ                                    1996             35,004       100.0%

 New York / New Jersey
----------------------
Allwood                            SC   Bergen-Passaic, NJ                                     1988              4,265           (6)
Clifton                            SC   Bergen-Passaic, NJ                                     1988              4,868           (6)
Blue Star                          SC   Middlesex-Somerset-Hunterdon, NJ                       1988             38,766           (6)
Brunswick                          SC   Middlesex-Somerset-Hunterdon, NJ                       1988             20,975           (6)
Rutgers                            SC   Middlesex-Somerset-Hunterdon, NJ                       1988             15,847           (6)
Brick Plaza                        SC   Monmouth-Ocean, NJ                                     1989             53,715       100.0%
Greenlawn Plaza                    SC   Nassau-Suffolk, NY                                     2000             10,572       100.0%
Hauppauge                          SC   Nassau-Suffolk, NY                                     1998             26,134       100.0%
Huntington                         SC   Nassau-Suffolk, NY                                     1988             22,499          (6)
Forest Hills                       SR   New York, NY                                           1997             23,965       100.0%
Fresh Meadows                      SC   New York, NY                                           1997             64,329       100.0%
Troy                               SC   Newark, NJ                                             1980             20,446       100.0%
Hamilton                           SC   Trenton, NJ                                            1988              7,586           (6)

 New England
------------
Coolidge Corner                    SR   Boston-Worcester-Lawrence-Lowell-Brockton, MA          1995              4,022       100.0%
Dedham Plaza                       SC   Boston-Worcester-Lawrence-Lowell-Brockton, MA          1993             28,918       100.0%
Queen Anne Plaza                   SC   Boston-Worcester-Lawrence-Lowell-Brockton, MA          1994             14,566       100.0%
Saugus Plaza                       SC   Boston-Worcester-Lawrence-Lowell-Brockton, MA          1996             13,069       100.0%
Bristol Plaza                      SC   Hartford, CT                                           1995             21,755       100.0%
West Hartford                      SR   Hartford, CT                                      1994-1996             16,127       100.0%
Greenwich Avenue                   SR   New Haven-Bridgeport-Stamford-Waterbury           1994-1996             19,385       100.0%

                                                                Mortage or
                                                             Capital Lease         Grocery
Property Name                        GLA (1)    % Occupied      Obligation      Anchor GLA   Grocery Anchor
---------------------------------------------------------------------------------------------------------------------------
                                                             (in thousands)
 Washington Metropolitan Area
-----------------------------
Bethesda Row                         419,000        97.7%            37,025          40,000   Giant Food
Congressional Plaza                  339,000        94.9%                            28,258   Fresh Fields
Courthouse Center                     38,000        71.6%
Falls Plaza                           73,000       100.0%                            51,385   Giant Food
Falls Plaza-East                      71,000       100.0%
Federal Plaza                        247,000        98.4%            36,025
Friendship Center                    119,000       100.0%            17,000
Gaithersburg Square                  205,000        97.5%
Idylwood Plaza                        73,000       100.0%                            29,556   Fresh Fields
Laurel                               386,000        97.2%                            39,500   Giant Food
Leesburg Plaza                       247,000       100.0%             9,900          55,330   Giant Food
Loehmann's Plaza                     242,000        96.9%
Magruder's Center                    109,000       100.0%                            30,750   Magruders
Mid-Pike Plaza                       312,000        98.7%            10,041
Old Keene Mill                        92,000       100.0%                            24,060   Fresh Fields
Pan Am                               218,000       100.0%                            32,725   Safeway
Pentagon Row                         294,000        96.0%                            44,623   Harris Teeter
Pike 7                               164,000       100.0%
Quince Orchard                       237,000        97.3%                            23,640   Magruders
Rollingwood Apartments                   N/A        98.9%
Sam's Park & Shop                     50,000       100.0%
Tower                                109,000        88.1%
Tyson's Station                       50,000        97.0%             6,890
Village of Shirlington               204,000        94.5%
Wildwood                              84,000       100.0%            27,600          20,000   Sutton Place Gourmet

 Philadelphia Metropolitan Area
-------------------------------
Andorra                              259,000        94.9%                            23,542   Acme Markets
Bala Cynwyd                          281,000       100.0%                            45,000   Acme Markets
Ellisburg Circle                     258,000        98.7%                            47,600   Genuardi's
Feasterville                         116,000        95.5%                            52,694   Genuardi's
Flourtown                            191,000       100.0%                            41,511   Genuardi's
Langhorne Square                     216,000        93.1%                            55,000   Redner's Warehouse Markets
Lawrence Park                        326,000        98.3%            31,400          38,481   Acme Markets
Northeast                            292,000        95.9%
Willow Grove                         215,000       100.0%
Wynnewood                            255,000        99.1%            32,000          98,000   Genuardi's

 New York / New Jersey
----------------------
Allwood                               52,000       100.0%             3,516          25,025   Stop & Shop
Clifton                               80,000        93.1%             3,269          26,500   Acme Markets
Blue Star                            407,000        96.1%            26,833          43,365   Shop Rite
Brunswick                            318,000        77.4%            11,170          55,345   A&P
Rutgers                              216,000        89.0%            12,940          44,456   Edwards Super Food
Brick Plaza                          409,000       100.0%            33,000          66,110   A&P
Greenlawn Plaza                       92,000        81.6%                            45,958   Waldbaum's
Hauppauge                            131,000       100.0%            16,700          60,791   Shop Rite
Huntington                           279,000       100.0%            14,355
Forest Hills                          85,000       100.0%
Fresh Meadows                        408,000        94.4%
Troy                                 202,000       100.0%                            64,209   Pathmark
Hamilton                             190,000       100.0%             4,847          53,220   Shop Rite

 New England
------------
Coolidge Corner                       13,000       100.0%
Dedham Plaza                         239,000        97.8%
Queen Anne Plaza                     149,000       100.0%                            50,284   Victory Supermarket
Saugus Plaza                         171,000       100.0%                            54,530   Super Stop & Shop
Bristol Plaza                        296,000        92.4%                            56,634   Super Stop & Shop
West Hartford                        125,000        79.1%
Greenwich Avenue                      57,000       100.0%

Property Name                       (2)    Other Principal Tenants
-----------------------------------------------------------------------------------------------
 Washington Metropolitan Area
-----------------------------
Bethesda Row                        (4)    Barnes & Noble / Landmark Theater
Congressional Plaza                        Buy Buy Baby / Container Store / Tower
Courthouse Center
Falls Plaza
Falls Plaza-East                           CVS / Staples
Federal Plaza                              TJ Maxx / CompUSA / Ross
Friendship Center                          Borders/Eddie Bauer/Linens 'n Things/Maggiano's
Gaithersburg Square                        Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza
Laurel                                     Marshalls / Toys R Us
Leesburg Plaza                             Kmart / Peebles
Loehmann's Plaza                           Bally's / Linens 'n Things / Loehmann's
Magruder's Center                          Tuesday Morning
Mid-Pike Plaza                             Linens 'n Things/Toys R Us/Bally's/AC Moore
Old Keene Mill
Pan Am                                     Micro Center / Michaels
Pentagon Row                               Bally's / Bed, Bath & Beyond / DSW /Cost Plus
Pike 7                                     Staples / TJ Maxx / Tower
Quince Orchard                             Circuit City / Staples
Rollingwood Apartments
Sam's Park & Shop                          Petco
Tower                                      Virginia Fine Wine / Talbot
Tyson's Station                            Trader Joes
Village of Shirlington                     Cineplex Odeon
Wildwood                                   CVS

 Philadelphia Metropolitan Area
-------------------------------
Andorra                                    Kohl's / Andorra Theatre
Bala Cynwyd                                Lord & Taylor
Ellisburg Circle                    (7)    Bed, Bath & Beyond / Ross
Feasterville                               OfficeMax
Flourtown                                  Kmart
Langhorne Square                           Marshalls / Drug Emporium
Lawrence Park                              CHI / TJ Maxx / Today's Man
Northeast                                  Burlington Coat / Marshalls / Tower Records
Willow Grove                               Barnes & Noble / Marshalls / Toys R Us
Wynnewood                                  Bed, Bath & Beyond / Borders / Old Navy

 New York / New Jersey
----------------------
Allwood                                    Mandee Shop
Clifton                                    Drug Fair / Dollar Express
Blue Star                                  Kohl's / Michaels / Toys R Us / Marshalls
Brunswick                                  Just Living Rooms
Rutgers                                    Kmart
Brick Plaza                                Loews Theatres/Barnes&Noble/Sports Authority
Greenlawn Plaza
Hauppauge                                  OfficeMax
Huntington                                 BuyBuyBaby/Toys R Us/Bed,Bath & Beyond
Forest Hills                               Midway Theatre / Duane Reade / Gap
Fresh Meadows                              Value City / Kmart / Cineplex Odeon
Troy                                       A.C.Moore / Comp USA / Toys R Us
Hamilton                                   A.C.Moore / Stevens Furniture

 New England
------------
Coolidge Corner
Dedham Plaza                               Ames / Pier One
Queen Anne Plaza                           TJ Maxx
Saugus Plaza                               Kmart
Bristol Plaza                              TJ Maxx
West Hartford
Greenwich Avenue                           Saks Fifth Avenue

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2002

--------------------------------------------------------------------------------

                                                                          Year           Total    Ownership
Property Name               Type  MSA Description                     Acquired      Investment   Percentage      GLA (1)  % Occupied
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (in thousands)
  California
  ----------
Colorado Blvd               SR    Los Angeles-Long Beach, CA         1996-1998          14,716          (8)      69,000      95.9%
Hermosa Ave                 SR    Los Angeles-Long Beach, CA              1997           4,326        90.0%      23,000     100.0%
Hollywood Blvd              SR    Los Angeles-Long Beach, CA              1999          25,840        90.0%     148,000      78.0%
Third St Promenade          SR    Los Angeles-Long Beach, CA         1996-2000          71,342          (9)     202,000      95.6%
Escondido                   SC    San Diego, CA                           1996          24,492        70.0%     222,000      96.5%
Fifth Ave                   SR    San Diego, CA                      1996-1997          12,090         (10)      51,000     100.0%
150 Post Street             SR    San Francisco, CA                       1997          27,827       100.0%     103,000      78.5%
Kings Court                 SC    San Jose, CA                            1998          10,914          (5)      79,000      98.4%
Old Town                    SR    San Jose, CA                            1997          32,499       100.0%      97,000      89.0%
Santana Row                 SR    San Jose, CA                            1997         395,736       100.0%         N/A        N/A

Chicago
-------
Crossroads                  SC    Chicago, IL                             1993          21,694       100.0%     173,000     100.0%
Finley Square               SC    Chicago, IL                             1995          26,097       100.0%     313,000      91.2%
Garden Market               SC    Chicago, IL                             1994          10,604       100.0%     142,000      94.1%
North Lake Commons          SC    Chicago, IL                             1998          12,951       100.0%     129,000      88.3%
Evanston                    SR    Chicago, IL                             1995           4,261       100.0%      19,000     100.0%

  Other
  -----
Governor Plaza              SC    Baltimore, MD                           1985          17,823        99.9%     252,000     100.0%
Perring  Plaza              SC    Baltimore, MD                           1985          23,938        99.9%     412,000      97.2%
Barracks Road               SC    Charlottesville, VA                     1985          39,499       100.0%     484,000     100.0%
Gratiot Plaza               SC    Detroit, MI                             1973          16,646       100.0%     218,000     100.0%
Lancaster                   SC    Lancaster, PA                           1980           9,746          (6)     107,000      96.7%
Winter Park                 SR    Orlando, FL                             1996           6,871       100.0%      28,000      90.3%
Mill Avenue                 SR    Phoenix-Mesa, AZ                        1998          11,036         (11)      40,000     100.0%
Eastgate                    SC    Raleigh-Durham-Chapel Hill, NC          1986          13,629       100.0%     159,000      98.6%
The Shops at Willow Lawn    SC    Richmond-Petersburg, VA                 1983          62,209        99.9%     505,000      82.9%
Houston St                  SR    San Antonio, TX                         1998          53,140       100.0%      53,000      37.4%
Tanasbourne                 SR    Portland, OR                            2000           7,502       100.0%         N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                              $ 2,254,540               14,738,000      95.5%

                            Total Grocery Anchored Properties:              42
                                    SC - Shopping Center                    40
                                    SR - Street Retail                       2

                            Total Square Feet - Grocery Anchored
                                         Centers:                    9,421,000
                                    SC - Shopping Center             8,708,000
                                    SR - Street Retail                 713,000

                              Mortage or
                           Capital Lease       Grocery
Property Name                 Obligation    Anchor GLA   Grocery Anchor         (2)      Other Principal Tenants
-----------------------------------------------------------------------------------------------------------------------------------
                          (in thousands)
  California
  ----------
Colorado Blvd                                                                           Pottery Barn / Banana Republic
Hermosa Ave
Hollywood Blvd                                                                          General Cinema / Hollywood Ent. Museum
Third St Promenade                                                                      J. Crew / Banana Republic / Old Navy
Escondido                         9,400                                                 Cost Plus / TJ Maxx / Toys R Us
Fifth Ave                                                                               Urban Outfitters
150 Post Street                                                                         Brooks Brothers / Williams Sonoma
Kings Court                                    24,860   Lunardi's Super Market          Longs Drug Store
Old Town                                                                                Borders / Gap Kids / Banana Republic
Santana Row                     151,325

Chicago
-------
Crossroads                                                                              Comp USA / Golfsmith / Guitar Center
Finley Square                                                                           Bed, Bath & Beyond / Sports Authority
Garden Market                                  62,937   Dominick's                      Walgreens
North Lake Commons                             77,303   Dominick's
Evanston                                                                                Gap

  Other
  -----
Governor Plaza                                                                          Bally's / Comp USA / Syms / Office Depot
Perring  Plaza                                 57,706   Metro Foods                     Home Depot / Burlington Coat Factory
Barracks Road                    44,300        91,032   Harris Teeter / Kroger          Bed, Bath & Beyond/Barnes & Noble/Old Navy
Gratiot Plaza                                  68,802   Farmer Jack's                   Bed, Bath & Beyond / Best Buy
Lancaster                         4,907        39,404   Giant Food                      A.C.Moore
Winter Park
Mill Avenue                                                                             Gordon Biersch
Eastgate                                       22,938   Southern Season           (12)
The Shops at Willow Lawn                       44,607   Kroger                          Dillard's / Old Navy / Tower Records
Houston St                          278
Tanasbourne
------------------------------------------------------------------------------------------------------------------------------------
Total                           544,721     1,957,671

Notes:
(1) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.
(2)   Anchor is defined as a tenant with 15,000 sf or more.
(3) Portion of property subject to capital lease obligation. Mortgage column shows construction loan on Woodmont East of $24,449 and capital lease obligation of $12,576
(4) New Giant building of 40,000 sf has an approximate completion date of December 2002.
(5) Property purchased in "downreit" in exchange for operating partnership units.
(6)   Property subject to capital lease obligation.
(7)   Genuardi's space has been delivered, they are not yet open.
(8)   Consists of two properties, one at 100% and one at 90%.
(9)   Consists of nine properties, seven at 100% and two at 90%.
(10)  Consists of four properties, three at 100% and one at 90%.
(11)  Consists of two properties, one at 100% and one at 85%.
(12) There is a second grocery space in the center; Food Lion has vacated, but is paying rent.

Federal Realty Investment Trust
Shopping Center / Street Retail Summary
September 30, 2002

--------------------------------------------------------------------------------

Shopping Center Summary
(in thousands, except sf data)

                                      (1) For the year ended December 31,             For the nine months ended September 30,
                                              2001            2000            1999                       2002            2001
                                     -----------------------------------------------------------------------------------------
Real Estate Assets                   $   1,256,778    $  1,248,770   $   1,249,269               $  1,279,000    $  1,252,227

Revenues                             $     223,828    $    216,006   $     208,794               $    165,377    $    163,665

Net Operating Income (2)             $     160,710    $    153,892   $     147,819               $    119,175    $    117,432

Square Feet (3)                         12,547,000      12,700,000      12,860,000                 12,541,000      12,551,000

Street Retail Summary
(in thousands, except sf data)

                                      (1) For the year ended December 31,             For the nine months ended September 30,
                                              2001            2000            1999                       2002            2001
                                     -----------------------------------------------------------------------------------------
Real Estate Assets (4)               $     847,526    $    606,143   $     472,190               $    975,540    $    813,175

Revenues                             $      71,282    $     58,183   $      51,414               $     64,020    $     52,976

Net Operating Income (2) (5)         $      43,337    $     38,455   $      34,674               $     37,856    $     33,554

Square Feet (3)                          2,232,000       1,876,000       1,792,000                  2,197,000       2,345,000

Notes:
(1) Revenues and net operating income for the periods ended December 31, 2001, 2000 and 1999 have been restated for 2002 discontinued asset sales.
(2)  Net operating income includes all interest income.
(3) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.
(4) Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment. At September 30, 2002, real estate assets includes $396 million related to the Santana Row development.
(5) Net operating income is reduced by start-up expenses for Street Retail's development projects.

Federal Realty Investment Trust
Retail Leasing Summary - Comparable Basis (cash, non-straight-lined basis) September 30, 2002

--------------------------------------------------------------------------------

New Lease Summary - Comparable

                                        Number of          % of Total                        New Rent       Old Rent
                  Quarter           Leases Signed       Leases Signed       GLA Signed     Per Sq. Ft.     Per Sq. Ft.
                  -------           -------------       -------------       ----------     -----------     -----------
         3rd Quarter 2002                      38                 41%          158,079     $     22.23     $    16.99
         2nd Quarter 2002                      34                 36%          207,888     $     18.88     $    15.69
         1st Quarter 2002                      32                 35%           80,162     $     23.18     $    21.00
         4th Quarter 2001                      19                 31%           92,693     $     20.24     $    17.87

        Total - 12 months                     123                 36%          538,822     $     20.74     $    17.24
                                             ====                 ===         ========     ===========     ==========

                                                                               Weighted                                 Tenant
                                           Annualized        % Increase         Average            Tenant         Improvements
                  Quarter            Increase in Rent     Over Old Rent      Lease Term      Improvements           Per Sq. Ft.
                  -------            ----------------     -------------      ----------      ------------         ------------
         3rd Quarter 2002            $        827,936              31%             10.3      $   3,038,504        $     19.22
         2nd Quarter 2002            $        664,412              20%             10.5      $   2,703,314        $     13.00
         1st Quarter 2002            $        175,129              10%              7.6      $     858,373        $     10.71
         4th Quarter 2001            $        219,954              13%              9.2      $   1,462,000        $     15.77

        Total - 12 months            $      1,887,431              20%              9.7      $   8,062,191        $     14.96
                                     ================              ==              ====      =============        ===========

Renewal Lease Summary - Comparable

                                        Number of          % of Total                        New Rent       Old Rent
                  Quarter         Renewals Signed       Leases Signed       GLA Signed     Per Sq. Ft.     Per Sq. Ft.
                  -------         ---------------       -------------       ----------     -----------     -----------
         3rd Quarter 2002                      54                 59%          219,027     $     16.76     $    15.16
         2nd Quarter 2002                      61                 64%          207,779     $     18.16     $    17.34
         1st Quarter 2002                      60                 65%          146,518     $     23.43     $    22.25
         4th Quarter 2001                      42                 69%          160,473     $     23.64     $    20.80

        Total - 12 months                     217                 64%          733,797     $     19.99     $    18.43
                                             ====                 ===         ========     ===========     ==========

                                                                               Weighted                                 Tenant
                                           Annualized        % Increase         Average            Tenant         Improvements
                  Quarter            Increase in Rent     Over Old Rent      Lease Term      Improvements          Per Sq. Ft.
                  -------            ----------------     -------------      ----------      ------------         ------------
         3rd Quarter 2002            $        350,554              11%              5.0      $      75,680        $      0.35
         2nd Quarter 2002            $        170,240               5%              5.7      $     150,620        $      0.72
         1st Quarter 2002            $        172,531               5%              4.8      $     144,008        $      0.98
         4th Quarter 2001            $        454,752              14%              9.9      $   1,024,000        $      6.38

        Total - 12 months            $      1,148,077               8%              6.4      $   1,394,308        $      1.90
                                     ================              ===             ====      =============        ===========

Total Lease Summary - Comparable

                                        Number of          % of Total                        New Rent       Old Rent
                  Quarter         Renewals Signed       Leases Signed       GLA Signed     Per Sq. Ft.     Per Sq. Ft.
                  -------         ---------------       -------------       ----------     -----------     -----------
         3rd Quarter 2002                      92                100%          377,106     $     19.05     $     15.93
         2nd Quarter 2002                      95                100%          415,667     $     18.52     $     16.51
         1st Quarter 2002                      92                100%          226,680     $     23.34     $     21.81
         4th Quarter 2001                      61                100%          253,166     $     22.40     $     19.73

        Total - 12 months                     340                100%        1,272,619     $     20.31     $     17.92
                                             ====                ====       ==========     ===========     ===========

                                                                               Weighted                                 Tenant
                                           Annualized        % Increase         Average             Tenant        Improvements
                  Quarter            Increase in Rent     Over Old Rent      Lease Term       Improvements         Per Sq. Ft.
                  -------            ----------------     -------------      ----------      -------------        ------------
         3rd Quarter 2002            $      1,178,490              20%              7.6      $   3,114,184        $       8.26
         2nd Quarter 2002            $        834,651              12%              8.1      $   2,853,934        $       6.87
         1st Quarter 2002            $        347,660               7%              5.8      $   1,002,381        $       4.42
         4th Quarter 2001            $        674,706              14%              9.6      $   2,486,000        $       9.82

        Total - 12 months            $      3,035,508              13%              7.8      $   9,456,499        $       7.43
                                     ================              ===              ===      =============        ============


Notes:
(1) Renewal leases include expiring leases renewed with the same tenant. All other leases are categorized as new.
(2) Comparable leases represent only those leases signed on spaces for which there was a former tenant.
(3) Does not include office or residential leases.

Federal Realty Investment Trust
Retail Leasing Summary - Non-Comparable Basis (cash, non-straight-lined basis) September 30, 2002

--------------------------------------------------------------------------------

New Lease Summary - Non-Comparable

                                                                                           Weighted                        Tenant
                                Number of     % of Total                       New Rent     Average         Tenant   Improvements
                 Quarter    Leases Signed  Leases Signed      GLA Signed    Per Sq. Ft.  Lease Term   Improvements      Per Sq. Ft.
                 -------    -------------  -------------      ----------    -----------  ----------   -------------  --------------
        3rd Quarter 2002               24            96%          96,327    $    31.55         11.3   $     653,631  $        6.79
        2nd Quarter 2002               17           100%          27,236    $    48.03          9.8   $           -  $           -
        1st Quarter 2002               16            94%          28,819    $    54.38          8.3   $           -  $           -
        4th Quarter 2001               19            95%          64,468    $    49.26         10.7   $      56,260  $        0.87

       Total - 12 months               76            96%         216,850    $    41.92         10.3   $     709,891  $        3.27
                                       ==            ===      ==========    ==========        =====   =============  =============

Renewal Lease Summary - Non-Comparable

                                                                                           Weighted                        Tenant
                                Number of     % of Total                       New Rent     Average         Tenant   Improvements
                 Quarter  Renewals Signed  Leases Signed      GLA Signed    Per Sq. Ft.  Lease Term   Improvements      Per Sq. Ft.
                 -------  ---------------  -------------      ----------    -----------  ----------   -------------  --------------
        3rd Quarter 2002                1              4%          8,669    $        -          0.0   $           -  $           -
        2nd Quarter 2002                0              0%              -    $        -          0.0   $           -  $           -
        1st Quarter 2002                1              6%          2,660    $    23.00          5.0   $      84,259  $       31.68
        4th Quarter 2001                1              5%          3,252    $    22.19         20.0   $         355  $        0.11

       Total - 12 months                3              4%         14,581    $     9.15         13.1   $      84,614  $        5.80
                                        =              ==     ==========    ==========         ====   =============  =============

Total Lease Summary - Non-Comparable

                                                                                           Weighted                        Tenant
                                Number of     % of Total                       New Rent     Average         Tenant   Improvements
                 Quarter  Renewals Signed  Leases Signed      GLA Signed    Per Sq. Ft.  Lease Term   Improvements      Per Sq. Ft.
                 -------  ---------------  -------------      ----------    -----------  ----------   -------------  --------------
        3rd Quarter 2002               25           100%         104,996    $    28.94         11.3   $     653,631  $        6.23
        2nd Quarter 2002               17           100%          27,236    $    48.03          9.8   $           -  $           -
        1st Quarter 2002               17           100%          31,479    $    51.73          8.2   $      84,259  $        2.68
        4th Quarter 2001               20           100%          67,720    $    47.96         10.9   $      56,615  $        0.84

       Total - 12 months               79           100%         231,431    $    39.85         10.4   $     794,505  $        3.43
                                       ==           ====        ========    ==   =====         ====         =======  =============

Notes:
(1) Renewal leases include expiring leases renewed with the same tenant. All other leases are categorized as new.
(2) Non-comparable leases represent only those leases signed on spaces for which there was no former tenant.
(3)  Does not include office or residential leases.

Federal Realty Investment Trust
Occupancy Summary - Overall
September 30, 2002

--------------------------------------------------------------------------------

Overall Operating Occupancy
---------------------------
(Quarter to Quarter Analysis)                           At September 30, 2002                          At September 30, 2001
                                             ---------------------------------------------    --------------------------------------
Type                                                      Size        Leased   Occupancy              Size         Leased  Occupancy
----                                                      ----        ------   ---------              ----         ------  ---------

Retail Properties (leasable square feet)            14,738,000    14,081,000       95.5%        14,587,000     13,970,000      95.8%
Rollingwood Apartments (# of units)                        282           279       98.9%               282            282     100.0%

====================================================================================================================================
Overall Operating Occupancy
---------------------------
(Rolling 12 Months)                                     At September 30, 2002                            At June 30, 2002
                                             ---------------------------------------------    --------------------------------------
Retail Properties (leasable square feet)            14,738,000    14,081,000       95.5%        14,687,000     14,093,000      95.9%
Rollingwood Apartments (# of units)                        282           279       98.9%               282            280      99.3%

                                                          At March 31, 2002                            At December 31, 2001
                                             ---------------------------------------------    --------------------------------------
Retail Properties (leasable square feet)            14,863,000    14,201,000       95.5%        14,761,000     14,116,000      95.6%
Rollingwood Apartments (# of units)                        282           274       97.2%               282            278      98.6%

------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Overall occupancy is occupancy for the entire portfolio and includes all operating properties owned in the reporting period.
(2) Excludes new development square footage and redevelopment square footage.

Federal Realty Investment Trust
Occupancy Summary - Same Center
September 30, 2002

--------------------------------------------------------------------------------

Same Center Occupancy
---------------------
(Quarter to Quarter Comparison)                         At September 30, 2002                          At September 30, 2001
                                             ---------------------------------------------    --------------------------------------
Type                                                      Size        Leased   Occupancy              Size         Leased  Occupancy
----                                                      ----        ------   ---------              ----         ------  ---------

Retail Properties (leasable square feet)            14,368,000    13,756,000       95.7%        14,374,000     13,758,000      95.7%
Rollingwood Apartments (# of units)                        282           279       98.9%               282            282     100.0%

====================================================================================================================================
Same Center Occupancy
---------------------
(Rolling 12 Months)                                     At September 30, 2002                            At June 30, 2002
                                             ---------------------------------------------    --------------------------------------
Retail Properties (leasable square feet)            14,368,000    13,756,000       95.7%        14,251,000     13,670,000      95.9%
Rollingwood Apartments (# of units)                        282           279       98.9%               282            280      99.3%

                                                          At March 31, 2002                            At December 31, 2001
                                             ---------------------------------------------    --------------------------------------
Retail Properties (leasable square feet)            14,402,000    13,759,000       95.5%        13,871,000     13,240,000      95.4%
Rollingwood Apartments (# of units)                        282           274       97.2%               282            278      98.6%

------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Same center occupancy is occupancy for only those properties owned and operating in the reporting periods being compared.
(2) Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust
Summary of Top Twenty-five Tenants - Prospective (October 2002 through September
 2003)
September 30, 2002

--------------------------------------------------------------------------------

                                                                    Percentage of                                        Number of
                                                   Annualized    Total Annualized                      Percentage of        Stores
   Rank   Tenant Name                               Base Rent           Base Rent      Tenant GLA          Total GLA        Leased
-----------------------------------------------------------------------------------------------------------------------------------
      1   The Gap, Inc.                          $  5,946,374               2.54%         210,000              1.42%            11
      2   Safeway, Inc.                             5,403,440               2.31%         407,000              2.76%             7
      3   Bed, Bath & Beyond, Inc.                  4,942,026               2.11%         353,000              2.40%             8
      4   Ahold USA, Inc.                           4,857,288               2.07%         429,000              2.91%            10
      5   Barnes & Noble, Inc.                      3,635,217               1.55%         164,000              1.11%            16
      6   CVS Corporation                           3,201,752               1.37%         143,000              0.97%            13
      7   The TJX Companies                         3,110,467               1.33%         333,000              2.26%            10
      8   Toys R Us, Inc.                           3,002,571               1.28%         326,000              2.21%            10
      9   MTS, Inc.                                 2,421,264               1.03%         106,000              0.72%             5
     10   Great Atlantic & Pacific Tea Co.          2,380,178               1.02%         236,000              1.60%             4
     11   Kmart Corporation                         2,310,612               0.99%         509,000              3.45%             5
     12   OPNET Technologies                        2,267,475               0.97%          60,000              0.41%             1
     13   Dress Barn, Inc.                          2,064,149               0.88%         101,000              0.69%            14
     14   Dollar Tree Stores, Inc.                  2,000,372               0.85%         166,000              1.13%            17
     15   Borders Group, Inc.                       1,976,910               0.84%         102,000              0.69%             4
     16   Wakefern Food Corporation                 1,850,786               0.79%         157,000              1.07%             3
     17   Michaels Stores, Inc.                     1,721,236               0.73%         138,000              0.94%             5
     18   Bally's Health & Fitness                  1,704,328               0.73%         139,000              0.94%             5
     19   CompUSA, Inc.                             1,657,573               0.71%         108,000              0.73%             4
     20   Linens' n Things                          1,635,566               0.70%         103,000              0.70%             3
     21   Saks & Company                            1,635,300               0.70%          36,000              0.24%             1
     22   Ross Stores, Inc.                         1,631,560               0.70%          85,000              0.58%             3
     23   Whole Foods Market, Inc.                  1,622,444               0.69%          82,000              0.56%             3
     24   Home Depot, Inc.                          1,487,180               0.63%         128,000              0.87%             1
     25   Viacom International, Inc.                1,453,717               0.62%          61,000              0.41%            11
                                                 ------------              ------      ----------             ------           ---

          Totals - Top 25 Tenants                $ 65,919,785              28.14%       4,682,000             31.77%           174
                                                 ============              ======      ==========             ======           ===

          Total Annualized Base Rent:            $234,280,935

          Total Portfolio Square Footage:                                              14,738,000 (1)

Note:
     (1) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.

                                Glossary of Terms

Average occupancy costs: Includes rent, common area maintenance expense, real estate taxes, merchant association dues and other charges

Economic occupancy: The square footage generating rental income expressed as a percentage of its total rentable square feet.

Leases signed - comparable: Represents leases signed on spaces for which there was a former tenant.

Leases signed - noncomparable: Represents leases signed on spaces for which there was no previous tenant, i.e. expansion space or space that was previously non-leasable.

Leases signed - prior rent: Total cash (not straight lined) rent paid by the previous tenant; includes minimum and percentage rent.

Leases signed - current rent: Total cash (not straight lined) rent paid by the current (new) tenant; includes minimum rent only.

Net Operating Income: Gross revenues, including mortgage interest income, less rental expenses and real estate taxes.

Occupancy: The currently leased portion of a property expressed as a percentage of its total rentable square feet; includes square feet covered by leases for stores not yet opened.

Overall occupancy: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Same center occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvement costs: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.